Exhibit 99.1

FOR IMMEDIATE RELEASE

Nicolet Bankshares, Inc. To Acquire Mackinac Financial Corporation

GREEN BAY, WI and MANISTIQUE, MI, April 12, 2021– Nicolet Bankshares, Inc. (NASDAQ: NCBS) (“Nicolet”) and Mackinac Financial Corporation (NASDAQ: MFNC) (“Mackinac”) today jointly announced the execution of a definitive merger agreement, pursuant to which Nicolet will acquire Mackinac and its wholly-owned banking subsidiary, mBank.

Based on the financial results as of December 31, 2020, the combined company will have pro forma total assets of $6.1 billion, deposits of $5.2 billion and loans of $3.9 billion, and Mackinac would represent approximately 25% of the combined company’s year-end assets.

Mike Daniels, President and CEO of Nicolet National Bank said, “The acquisition of mBank is an important step in Nicolet’s planned growth.  This deal is not about expanded geographies but rather about the characteristics of the communities we will serve.  Together, we will combine two organizations that understand the positive impact that a strong community bank can make.  We look forward to becoming an integral part of the Upper Peninsula and Northern Michigan.

We want to offer two initial thoughts when it comes to the question of what’s next. First, we know that scale and efficiencies matter in community banking today. Our customers continue to tell and show us that convenience no longer means a branch on every corner. Second, we understand that actions speak louder than words. We want the communities to know that we are committed to realizing the promise of this acquisition. After the transaction is complete, people will see a strong community bank focused on keeping decisions local. We will build and expand on mBank’s legacy of being a great steward of its communities. Together, we will find the best ways to serve to become the lead-local community bank.”

Paul Tobias, Chairman and CEO of Mackinac said, “On behalf of our Board of Directors, I am pleased to announce our merger into the Nicolet family. We have found a strategic partner that is a true community bank with deep commitments to the markets we serve. The market cultures of our respective organizations mesh well, and the greater lending access will strengthen our value to current and prospective customers. This deal represents a fair transaction that unlocks shareholder value for us both.”

Bob Atwell, CEO and Chairman of Nicolet said, “Nicolet always takes the long view when it comes to acquisitions. This deal with Mackinac represents a unique and sizeable opportunity to expand Nicolet’s franchise across a greater Northern footprint, while at the same time, being highly accretive to long-term shareholder value. It also opens up the possibility for future expansion into the state of Michigan, if and when the opportunity arises.”

Kelly George, President and CEO of mBank said, “In Nicolet, we have found a strategic partner who shares our vision of being people-driven and community-centric.  Together, we will continue to deliver personal and timely decisions through local bankers who are a part of the communities we serve.  Maintaining and creating strong relationships will continue to be the value we bring to our customers.”

Transaction Information

Under the terms of the merger agreement, Mackinac shareholders will have the right to receive 0.22 shares of Nicolet’s common stock and $4.64 for each share of common stock of Mackinac Financial Corporation with total consideration to consist of approximately 80% stock and 20% cash. Based upon the closing price of Nicolet Bancshares common stock of $84.40 on April 9, 2021, the implied per share purchase price is $23.21, with an aggregate transaction value of approximately $248 million.

The estimated transaction value is a 1.69 multiple of Mackinac's tangible book value as of December 31, 2020 and equates to approximately 18.3x Mackinac's 2020 earnings per share. Additional assumptions and metrics can be found in the related Investor Presentation.

Leadership/Employee Information

Post-merger, Paul Tobias will join the Boards of Directors of Nicolet Bankshares and Nicolet National Bank. All customer-facing employees of Mackinac are expected to stay on in the same capacity.

Approvals and Closing Date

The transaction has been unanimously approved by the boards of directors of both companies. It is subject to both Mackinac and Nicolet shareholder approval, regulatory approvals and other customary closing conditions and is expected to close in the third quarter of 2021. Upon consummation of the transaction, Nicolet’s existing branch at 325 W. Pine Street, Eagle River, WI is expected to close and consolidate with continued service out of the legacy mBank office at 400 E. Wall Street, Eagle River, WI.

Advisors

Hovde Group, LLC provided a fairness opinion to the Board of Directors and Bryan Cave Leighton Paisner LLP served as legal counsel to Nicolet in this transaction. Piper Sandler & Co. served as financial advisor and delivered a fairness opinion to the Board of Directors of Mackinac, and Honigman LLP served as Mackinac’s legal counsel.

About Nicolet Bankshares, Inc.

Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Northeast and Central Wisconsin and the upper peninsula of Michigan. More information can be found at www.nicoletbank.com.

About Mackinac Financial Corporation

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $1.5 billion and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 28 branch locations; ten in the Upper Peninsula, ten in the Northern Lower Peninsula, one in Oakland County, Michigan, and seven in Northern Wisconsin. The Corporation’s banking services include commercial lending and treasury management products and services geared toward small- to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this communication, which are not statements of historical fact, constitute forward-looking statements within the meaning of the federal securities law. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the proposed merger between Nicolet and Mackinac, which are subject to numerous assumptions, risks and uncertainties. Words or phrases such as “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Nicolet and Mackinac with the SEC, risks and uncertainties for Nicolet, Mackinac and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of Mackinac’s operations with those of Nicolet will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed merger; (4) changes to tax legislation and their potential effects on the accounting for the merger; (5) the inability to complete the proposed merger due to the failure of Nicolet’s or Mackinac’s shareholders to adopt the Merger Agreement; (6) the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed merger to close for any other reason; (8) diversion of management's attention from ongoing business operations and opportunities due to the proposed merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed merger on Nicolet’s, Mackinac’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) dilution caused by Nicolet’s issuance of additional shares of Nicolet common stock in connection with the merger; (13) the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of Nicolet, Mackinac and the combined company; (14) changes in consumer demand for financial services; and (15) general competitive, economic, political and market conditions and fluctuations. Please refer to each of Nicolet’s and Mackinac’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

All forward-looking statements included in this communication are made as of the date hereof and are based on information available to management at that time. Except as required by law, neither Nicolet nor Mackinac assumes any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date the forward-looking statements were made.

Important Information and Where to Find It

This communication relates to the proposed merger transaction involving Nicolet and Mackinac. In connection with the proposed merger, Nicolet and Mackinac will file a joint proxy statement/prospectus on Form S-4 and other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NICOLET, MACKINAC AND THE PROPOSED MERGER. When available, the joint proxy statement/prospectus will be delivered to shareholders of Nicolet and Mackinac. Investors may obtain copies of the joint proxy statement/prospectus and other relevant documents (as they become available) free of charge at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by Nicolet will be available free of charge on Nicolet’s website at www.nicoletbank.com. Copies of the documents filed with the SEC by Mackinac will be available free of charge on Mackinac’s website at www.bankmbank.com.

Nicolet, Mackinac and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Nicolet and the shareholders of Mackinac in connection with the proposed merger. Information about the directors and executive officers of Nicolet and Mackinac will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC. Information about the directors and executive officers of Nicolet is also included in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 2, 2021. Information about the directors and executive officers of Mackinac is also included in the proxy statement for its 2020 annual meeting of shareholders, which was filed with the SEC on April 22, 2020. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Relations & Media Contacts:

Mackinac:	Paul Tobias – Chief Executive Officer, Mackinac Financial Corporation
Phone: (248) 290-5901
Email: ptobias@bankmbank.com

Kelly George – President & CEO, mBank
Phone: (906) 341-7140
Email: kgeorge@bankmbank.com

Nicolet:	Mike Daniels – President & CEO, Nicolet National Bank
Jeff Gahnz – VP, Marketing / Public Relations, Nicolet National Bank
Phone: 920.430.1400
Email: mdaniels@nicoletbank.com or jgahnz@nicoletbank.com